Exhibit 99.1

Stacey Dwyer, EVP

1901 Ascension Blvd., Suite 100, Arlington, TX 76006
817-856-8200
July 8, 2004

D.R. HORTON, INC. REPORTS NET SALES ORDERS OF $3.2 BILLION, A 23% INCREASE FOR THE THIRD QUARTER

     ARLINGTON, TEXAS - D.R. Horton, Inc. (NYSE:DHI) Thursday (July 8, 2004), reported that net sales orders for the third quarter ended June 30, 2004 increased 23% to $3.2 billion (12,444 homes), compared to $2.6 billion (10,811 homes) for the same quarter of fiscal year 2003. Net sales orders for the first nine months of fiscal year 2004 increased 27% to $8.6 billion (34,158 homes), compared to $6.8 billion (28,611 homes) for the same period of fiscal year 2003.

     Donald R. Horton, Chairman of the Board, said, “We are extremely pleased that all of our regions produced double-digit sales dollar increases. Our continued sales momentum and record backlog ensure that fiscal 2004 will be our 27th consecutive year of record revenues and profitability, and position the Company for a strong start to fiscal 2005.”

     Founded in 1978, D.R. Horton, Inc. is engaged in the construction and sale of high quality homes designed principally for the entry-level and first time move-up markets. D.R. Horton currently builds and sells homes in 21 states and 51 markets, with a geographic presence in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

     Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R.

Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statement in this release relates to our continued sales momentum and record sales backlog positioning the Company for record revenues and profitability in fiscal year 2004 and the expectation of a strong start to fiscal year 2005. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; governmental regulations and environmental matters; changes in income tax laws affecting mortgage interest deductibility; the Company’s substantial leverage; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to integrate acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.DRHORTON.com

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS

	Three months ended June 30,
	2003		2004
	Units	$’s	Units	$’s
Mid-Atlantic	952	$216.1	1,147	$296.7
Midwest	503	138.0	586	162.2
Southeast	1,213	237.7	1,739	394.1
Southwest	4,317	715.5	4,962	839.2
West	3,826	1,311.1	4,010	1,524.1

	10,811	$2,618.4	12,444	$3,216.3

	Nine months ended June 30,
	2003		2004
	Units	$’s	Units	$’s
Mid-Atlantic	2,666	$577.1	2,896	$740.6
Midwest	1,454	385.6	1,617	462.5
Southeast	3,314	623.0	4,670	1,010.7
Southwest	11,561	1,924.6	13,677	2,300.2
West	9,616	3,246.0	11,298	4,069.8

	28,611	$6,756.3	34,158	$8,583.8

WEBSITE ADDRESS: www.DRHORTON.com